LOGAN INTERNATIONAL CORP.

                EXHIBIT 21 - SUBSIDIARIES OF THE REGISTRANT


                                                       Shareholding at end
Name of Subsidiary    Jurisdiction of Incorporation      of year (Direct)
------------------    -----------------------------    -------------------

ICHOR Corporation           State of Delaware                50.3%(1)

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(1)  Excludes 142,500 shares of 5% Cumulative, Redeemable Convertible
     Preferred Stock, Series 1 of ICHOR Corporation.